                             FBL MONEY MARKET FUND, INC.

                                ARTICLES OF AMENDMENT
                                ---------------------

     FBL Money Market Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (hereinafter called the "Corporation"), whose principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 41202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article SECOND of the Corporation's charter (the "Charter") is hereby amended as follows:

          Article SECOND: the name of the Corporation is EquiTrust Money Market Fund, Inc.

     SECOND: The Board of Directors of the Corporation has duly adopted a resolution on January 11, 1998 approving the foregoing amendment to the Charter.

     THIRD: Article FIRST of these Articles of Amendment are limited to changes expressly permitted by section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by stockholders, and the Corporation is an open-end company under the Investment Company Act of 1940.

     The undersigned President acknowledges these Articles of Amendment to be the corporation act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS HEREOF, FBL MONEY MARKET FUND, INC. has caused these Articles of Amendment to be executed in its name and on its behalf by its President and witness by its Secretary on April 23, 1998.


[SEAL]                                       FBL MONEY MARKET FUND, INC.


Attest: /s/ Richard D. Harris                By: /s/ Edward M. Wiederstein
       ----------------------------             ---------------------------
       Richard D. Harris                        Edward M. Wiederstein
       Secretary                                President